Exhibit 5.2
                        MORRIS, NICHOLS, ARSHT & TUNNELL
                            1201 North Market Street
                                 P.O. Box 1347
                        Wilmington, Delaware 19899-1347




                                                            November 9, 1998


HUBCO Capital Trust II
c/o HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey  07430

         Re:      HUBCO Capital Trust II

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to HUBCO Capital Trust II, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the proposed issuance of Series B Capital Securities to beneficial owners pursuant to and as described in Registration Statement No. 333-64941 and No. 333-63941-01 (and the Prospectus forming a part thereof) on Form S-4 filed with the Securities and Exchange Commission on September 30, 1998, as amended by Pre-Effective Amendment No. 1 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust dated as of June 19, 1998 (the "Governing Instrument").

                  In rendering  this  opinion,  we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on June 3, 1998 (the "Certificate of Trust"); a Declaration of Trust of the Trust dated as of June 3, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of June 19, 1998 between HUBCO, Inc., a New Jersey corporation ("HUBCO"), and The Bank of New York, as Trustee; the Guarantee Agreement to be entered into between HUBCO and The Bank of New York, as Trustee, relating to the Series B Capital Securities; the Registration Rights Agreement dated June 19, 1998 among the Trust, HUBCO, and the "Initial Purchaser" (as defined therein) (the "Registration Rights Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Registration Rights Agreement prior to the first issuance of Capital Securities); (iii) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss.3801 et seq. (the "Delaware Act"); (v) that each Person that will acquire Series B Capital Securities in the "Exchange Offer" (as defined in the Registration Statement and as used herein, the "Exchange Offer") will validly tender Series A Capital Securities in exchange therefor, that such Series A Capital Securities will be duly accepted, and that such Person will duly receive Series B Capital Securities in consideration thereof, all in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Registration Rights Agreement and that the Series B Capital Securities are otherwise issued and sold to the Series B Capital Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Registration Rights Agreement; and (vi) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to, and assume no responsibility for the contents of, the Registration Statement or any other offering material relating to the Series B Capital Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. The Series B Capital Securities, upon issuance pursuant to the Exchange Offer, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Series B Capital Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Series B Capital Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Series B Capital Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "VALIDITY OF NEW SECURITIES" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                         Very truly yours,


                                         MORRIS, NICHOLS, ARSHT & TUNNELL